EXECUTION COPY

                             AMENDMENT NO. 4 TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                                   Dated as of November 19, 1997

                  AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is entered into by WHEELING- PITTSBURGH STEEL COMPANY, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and CITIBANK, N.A., as agent (the "AGENT").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, Agent and Issuing Bank have entered into a Second Amended and Restated Credit Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the meanings specified in the Credit Agreement.

                  (2) Pursuant to a waiver, consent and amendment to the Credit Agreement dated as of September 30, 1997 ("AMENDMENT NO. 3"), the Lenders agreed, among other things, to amend certain provisions of the Credit Agreement to permit the Replacement Transaction (as defined in Amendment No. 3).

                  (3) The Borrower has requested that the Lenders agree to an increase in the aggregate principal amount of the Replacement Notes and to correct a drafting error in Amendment No. 3.

                  (4) The Lenders have agreed to amend Amendment No. 3 to the Credit Agreement as hereinafter set forth.

                  SECTION 1. AMENDMENTS TO AMENDMENT NO. 3. Amendment No. 3 is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

                  (a) Section 1(a)(i) is deleted in full, resulting in a definition of "EBITDA" that is unchanged from such definition as in effect prior to the effectiveness of Amendment No. 3.

                  (b) Exhibit A to Amendment No. 3 is amended by deleting the figure "$350 million" and substituting therefor the figure "$450 million".


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                  (c)  Section  1(l) is amended  by  deleting  the figure  "$350 million" and substituting therefor the figure "$450 million".

                  SECTION  2.  AMENDMENTS  TO  CREDIT   AGREEMENT.   The  Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

                  (a) by amending the definition of "ADJUSTED EBITDA" in Section
         1.1 in full to read as follows:

                                    "ADJUSTED  EBITDA" means, for any Person for
                  any  period,  the EBITDA for such  Person for such period PLUS
                  (a) any increase in the long term liability in respect of other post-employment benefit or pension benefit that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries (the "EMPLOYEE LIABILITY") for such period and (b) any decrease in pension asset that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries (the "PENSION ASSET") for such period LESS (a) any decrease in the Employee Liability for such period and (b) any increase in the Pension Asset for such period.

                  (b) by amending the definition of "INDENTURES" in Section 1.1 in full to read as follows:

                                    "INDENTURES"  means,  (a) until the issuance
                  of the Replacement Notes, collectively, (i) the Permanent Financing Indenture and (ii) the First Mortgage Indenture, and
                  (b) after the issuance of the Replacement Notes, (i) the Replacement Indenture and (ii) the Term Loan Agreement, if any.

                  (c) by amending the definition of  "REPLACEMENT  INDENTURE" in
         Section 1.1 in full to read as follows:

                                    "REPLACEMENT  INDENTURE" means the indenture
                  incorporating terms and conditions no less favorable to Holdings than those terms and conditions set forth in Exhibit S hereto to be entered into to refinance the Permanent Financing Notes, between Holdings and the trustee thereunder, pursuant to which the Replacement Notes are issued, as the same may be amended, supplemented or modified from time to time; PROVIDED, HOWEVER, that the aggregate principal amount of Replacement Notes that may be issued pursuant to the Replacement Indenture and the Term Loan Agreement shall not exceed in the aggregate $450,000,000.

                  (d) by  amending  the  definition  of  "REPLACEMENT  NOTES" in
         Section 1.1 in full to read as follows:


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                                    "REPLACEMENT  NOTES" means  Holdings  market
                  rate senior notes, whether fixed rate or floating, issued in one or more series, with a term of not less than five years, issued pursuant to the Replacement Indenture, the Term Loan Agreement, or a combination thereof.

                  (e) by adding the following definition to Section 1.1:

                                    "TERM  LOAN  AGREEMENT"  means the term loan
                  agreement, if any, incorporating terms and conditions no less favorable to Holdings than those terms and conditions set forth in Exhibit S hereto (other than a floating interest rate and an optional call provision one year from issuance) to be entered into to refinance the Permanent Financing Notes, between Holdings and the purchasers under the foregoing term loan agreement, pursuant to which the Replacement Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time; PROVIDED, HOWEVER, that the aggregate principal amount of Replacement Notes that may be issued pursuant to the Replacement Indenture and the Term Loan Agreement shall not exceed in the aggregate $450,000,000.

                  (f) by amending Section 4.11 in full to read as follows:

                                    4.11.   REPLACEMENT   NOTES.   Neither   the
                  Replacement Indenture nor the Term Loan Agreement has been amended or modified since its effective date in any respect that imposes terms and conditions less favorable to Holdings that the description of the terms and conditions set forth on Exhibit S hereto (other than (a) a floating interest rate and an optional call provision one year from issuance for Replacement Notes issued pursuant to the Term Loan Agreement and (b) that the aggregate principal amount of the Replacement Notes shall not exceed $450,000,000) and no provision therein has been waived and no event has occurred or condition exists under any of the Replacement Notes, the effect of such event or condition is to accelerate or permit the acceleration of the maturity of any of the Replacement Notes.

                  (g) by amending Section 4.12(a) by deleting the parenthetical phrase in clause (iii) thereof and replacing it with the following:

                  (except a non-payment default on any of the Replacement Notes, the effect of which is not to accelerate or permit the acceleration of the maturity of any of the Replacement Notes)

                  SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied:


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                  (a)  the  Agent  shall  have  received  counterparts  of  this
         Amendment executed by the Borrower, each other Loan Party and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment; and

                  (b) the Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that:

                           (i) The representations  and warranties  contained in
                  the Credit Agreement and each Loan Document are correct on and as of the date of such certificate as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                           (ii) words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and each of the Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent, or the Issuing Bank under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document.

                  SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.4(a) of the Credit Agreement.

                  SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


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                  SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER

                                         WHEELING-PITTSBURGH STEEL
                                         CORPORATION


                                         By:_______________________________
                                            Name:
                                            Title:


                                    AGENT

                                         CITIBANK, N.A., as Agent


                                         By:_______________________________
                                            Name:
                                            Title:



                                    LENDERS

                                         CITICORP USA, INC.


                                         By:_______________________________
                                            Name:
                                            Title:




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

                                         CORESTATES BANK, N.A.


                                         By:_______________________________
                                            Name:
                                            Title:



                                         BANKAMERICA BUSINESS CREDIT, INC.


                                         By:_______________________________
                                            Name:
                                            Title:



                                         STAR BANK, N.A.


                                         By:_______________________________
                                            Name:
                                            Title:



                                         NATIONSBANK, N.A.


                                         By:_______________________________
                                            Name:
                                            Title:



                                         NATIONAL CITY COMMERCIAL
                                           FINANCE, INC.


                                         By:_______________________________
                                            Name:
                                            Title:

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

                                    CONSENTED TO AND ACKNOWLEDGED:


                                         WHEELING-PITTSBURGH CORPORATION


                                         By:_______________________________
                                            Name:
                                            Title:



                                         WHEELING CONSTRUCTION PRODUCTS,
                                         INC.


                                         By:_______________________________
                                            Name:
                                            Title:



                                         PITTSBURGH-CANFIELD CORPORATION


                                         By:_______________________________
                                            Name:
                                            Title:



                                         UNIMAST INCORPORATED


                                        By:_______________________________
                                            Name:
                                            Title:


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